Exhibit 32



                Certifications Pursuant to 18 U.S.C. Section 1350

         The undersigned, who are the chief executive officer and the chief financial officer of Cornerstone Bancorp, each hereby certifies that, to the best of his/her knowledge, the accompanying Form 10-QSB of the issuer fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date:    November 10, 2005


                                            s/J. Rodger Anthony
                                            ---------------------------------
                                            J. Rodger Anthony
                                            Chief Executive Officer




                                            s/Jennifer M. Champagne
                                            ---------------------------------
                                            Jennifer M. Champagne
                                            Chief Financial Officer